Exhibit 99.1

Enterprise Strength and New Products Drive Record Intel Results

Non GAAP Results

  Revenue $12.9 billion, up $2.6 billion, 25 percent year-over-year
  Gross margin of 62 percent, down 1 percentage point year-over-year
  Operating income $4.3 billion, up $862 million, 25 percent year-over-year
  Net income $3.3 billion, up $830 million, 34 percent year-over-year
  EPS 59 cents, up 16 cents, 37 percent year-over-year

GAAP Results

  Revenue $12.8 billion, up $2.5 billion, 25 percent year-over-year
  Gross margin of 61 percent, down 2 percentage points year-over-year
  Operating income $4.2 billion, up $710 million, 21 percent year-over-year
  Net income $3.2 billion, up $718 million, 29 percent year-over-year
  EPS 56 cents, up 13 cents, 30 percent year-over-year

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 19, 2011--Intel Corporation today reported record EPS and revenue on both a GAAP and non-GAAP basis.

On a non-GAAP basis, revenue was $12.9 billion, operating income was $4.3 billion, net income was $3.3 billion, and EPS was 59 cents. On a GAAP basis, the company reported first-quarter revenue of $12.8 billion, operating income of $4.2 billion, net income of $3.2 billion, and EPS of 56 cents.

The company generated approximately $4.0 billion in cash from operations, paid cash dividends of $994 million, and used $4.0 billion to repurchase 189 million shares of common stock.

“The first-quarter revenue was an all-time record for Intel fueled by double digit annual revenue growth in every major product segment and across all geographies,” said Paul Otellini, Intel president and CEO. “These outstanding results, combined with our guidance for the second quarter, position us to achieve greater than 20 percent annual revenue growth.”

Non-GAAP Financial Comparison

Quarterly Results
	Q1 2011	vs. Q4 2010	vs. Q1 2010
Revenue	$12.9 billion	up 12%	up 25%
Operating Income	$4.3 billion	up 7%	up 25%
Net Income	$3.3 billion	up 3%	up 34%
Earnings Per Share	59 cents	up 5%	up 37%

Non-GAAP results exclude certain acquisition accounting impacts and expenses related to acquisitions and the related income tax effects of these charges.
GAAP Financial Comparison

Quarterly Results
	Q1 2011	vs. Q4 2010	vs. Q1 2010
Revenue	$12.8 billion	up 12%	up 25%
Operating Income	$4.2 billion	up 3%	up 21%
Net Income	$3.2 billion	flat	up 29%
Earnings Per Share	56 cents	flat	up 30%

Q1 2011 Key Financial Information (GAAP)

  PC Client Group revenue up 17 percent, Data Center Group revenue up 32 percent, other Intel architecture group revenue up 70 percent, and Intel® Atom™ microprocessor and chipset revenue of $370 million up 4 percent, all year-over-year.
  The average selling price (ASP) for microprocessors was up sequentially.
  Gross margin was 61 percent.
  R&D plus MG&A spending of $3.7 billion, slightly higher than the company’s expectation.
  The net gain of $213 million from equity investments and interest and other, consistent with the company’s expectation.
  The effective tax rate was 28 percent, in-line with the company’s outlook of 29 percent.
  The company used $4.0 billion to repurchase 189 million shares of common stock.
  During the quarter, the company closed the acquisitions of Infineon Wireless Solutions and McAfee, Inc. The combination of both acquisitions contributed revenue of $496 million.
  The first quarter of 2011 had 14 weeks of business versus the typical 13 weeks, as the company realigned its fiscal year with the calendar year.

Business Outlook

Intel’s Business Outlook does not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after April 19.

Q2 2011 (GAAP, unless otherwise stated)

  Revenue: $12.8 billion, plus or minus $500 million.
  Non-GAAP revenue: Excluding certain acquisition related accounting impacts, the revenue forecast is $12.85 billion, plus or minus $500 million.
  Gross margin percentage: 61 percent, plus or minus a couple percentage points.
  Non-GAAP gross margin: Excluding certain accounting impacts and expenses related to acquisitions, the gross margin forecast is 62 percent plus or minus a couple percentage points.
  R&D plus MG&A spending: approximately $3.9 billion.
  Amortization of acquisition related intangibles: approximately $75 million.
  Impact of equity investments and interest and other: gain of approximately $50 million.
  Depreciation: approximately $1.2 billion.

Full-Year 2011 (GAAP, unless otherwise stated)

  Gross margin percentage: 63 percent, plus or minus a few percentage points.
  Non-GAAP gross margin: excluding certain accounting impacts and expenses related to acquisitions, the gross margin forecast is 64% plus or minus a few points.
  Spending (R&D plus MG&A): $15.7 billion, plus or minus $200 million.
  Amortization of acquisition related intangibles: approximately $260 million.
  Tax rate: approximately 29 percent for the second, third and fourth quarters.
  Depreciation: $5 billion, plus or minus $100 million.
  Capital spending: $10.2 billion, plus or minus $400 million.
  2011 will have 53 weeks of business versus the typical 52 weeks, as the company realigns its fiscal year with the calendar year.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook

During the quarter, Intel’s corporate representatives may reiterate the Business Outlook during private meetings with investors, investment analysts, the media and others. From the close of business on June 3 until publication of the company’s second-quarter earnings release, Intel will observe a “Quiet Period” during which the Business Outlook disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the second quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Potential disruptions in the high technology supply chain resulting from the recent disaster in Japan could cause customer demand to be different from Intel’s expectations.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; product mix and pricing; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of Intel’s non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to Intel’s investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.
  Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-K for the fiscal year ended Dec. 25, 2010.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PDT today on its Investor Relations web site at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel plans to report its earnings for the second quarter of 2011 on Wednesday, July 20, 2011. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, vice president and chief financial officer at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:30 p.m. PDT at www.intc.com.

Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended
	April 2,	Dec. 25,	March 27,
	2011	2010	2010
NET REVENUE	$12,847	$11,457	$10,299
Cost of sales	4,962	4,051	3,770
GROSS MARGIN	7,885	7,406	6,529

Research and development	1,916	1,671	1,564
Marketing, general and administrative	1,775	1,705	1,514
R&D AND MG&A	3,691	3,376	3,078
Amortization of acquisition-related intangibles	36	7	3
OPERATING EXPENSES	3,727	3,383	3,081
OPERATING INCOME	4,158	4,023	3,448
Gains (losses) on equity investments, net	28	109	(31)
Interest and other, net	185	31	29
INCOME BEFORE TAXES	4,371	4,163	3,446
Provision for taxes	1,211	983	1,004
NET INCOME	$3,160	$3,180	$2,442

BASIC EARNINGS PER COMMON SHARE	$0.58	$0.57	$0.44
DILUTED EARNINGS PER COMMON SHARE	$0.56	$0.56	$0.43

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,452	5,554	5,529
DILUTED	5,606	5,698	5,681

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	April 2,	Dec. 25,
	2011	2010
CURRENT ASSETS
Cash and cash equivalents	$4,188	$5,498
Short-term investments	3,536	11,294
Trading assets	4,254	5,093
Accounts receivable, net	3,542	2,867
Inventories:
Raw materials	585	471
Work in process	1,783	1,887
Finished goods	1,731	1,399
	4,099	3,757
Deferred tax assets	1,906	1,488
Other current assets	1,270	1,614
TOTAL CURRENT ASSETS	22,795	31,611

Property, plant and equipment, net	19,559	17,899
Marketable equity securities	980	1,008
Other long-term investments	1,863	3,026
Identified intangible assets, net	6,872	860
Goodwill	9,069	4,531
Other long-term assets	4,414	4,251
TOTAL ASSETS	$65,552	$63,186

CURRENT LIABILITIES
Short-term debt	$54	$38
Accounts payable	2,757	2,290
Accrued compensation and benefits	1,536	2,888
Accrued advertising	1,055	1,007
Deferred income	1,813	747
Income taxes payable	729	232
Other accrued liabilities	3,621	2,125
TOTAL CURRENT LIABILITIES	11,565	9,327

Long-term income taxes payable	267	190
Long-term debt	2,083	2,077
Long-term deferred tax liabilities	1,783	926
Other long-term liabilities	2,505	1,236
Stockholders' equity:
Preferred stock	—	—
Common stock and capital in excess of par value	16,271	16,178
Accumulated other comprehensive income (loss)	481	333
Retained earnings	30,597	32,919
TOTAL STOCKHOLDERS' EQUITY	47,349	49,430
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$65,552	$63,186

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q1 2011	Q4 2010	Q1 2010
GEOGRAPHIC REVENUE:
Asia-Pacific	$7,262	$6,514	$5,888
	56%	57%	57%
Americas	$2,715	$2,296	$1,906
	21%	20%	18%
Europe	$1,645	$1,582	$1,404
	13%	14%	14%
Japan	$1,225	$1,065	$1,101
	10%	9%	11%

CASH INVESTMENTS:
Cash and short-term investments	$7,724	$16,792	$10,915
Trading assets - marketable debt securities (1)	3,734	4,705	5,427
Total cash investments	$11,458	$21,497	$16,342

TRADING ASSETS:
Trading assets - equity securities (2)	$520	$388	—
Total trading assets - sum of 1+2	$4,254	$5,093	$5,427

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$826	$622	$653
Deferred income from software and services group	987	125	96
Total current deferred income	$1,813	$747	$749

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,287	$1,146	$1,080
Share-based compensation	$300	$213	$248
Amortization of intangibles	$155	$60	$61
Capital spending	($2,723)	($1,869)	($928)
Investments in non-marketable equity instruments	($147)	($151)	($69)
Stock repurchase program	($4,000)	($1,500)	—
Proceeds from sales of shares to employees, tax benefit & other	$240	$54	$230
Dividends paid	($994)	($879)	($870)
Net cash received/(used) for divestitures/acquisitions	($8,166)	($148)	($37)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,452	5,554	5,529
Dilutive effect of employee equity incentive plans	102	92	101
Dilutive effect of convertible debt	52	52	51
Weighted average common shares outstanding - diluted	5,606	5,698	5,681

STOCK BUYBACK:
Shares repurchased	189	70	—
Cumulative shares repurchased (in billions)	3.6	3.4	3.4
Remaining dollars authorized for buyback (in billions)	$10.2	$4.2	$5.7

OTHER INFORMATION:
Employees (in thousands)	93.5	82.5	79.9

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
($ in millions)

	Three Months Ended
	April 2,	Dec. 25,	March 27,
	2011	2010	2010
Net Revenue
PC Client Group
Microprocessor revenue	$6,823	$6,116	$5,692
Chipset, motherboard and other revenue	1,798	1,597	1,683
	8,621	7,713	7,375
Data Center Group
Microprocessor revenue	2,061	2,165	1,552
Chipset, motherboard and other revenue	403	357	319
	2,464	2,522	1,871

Other Intel Architecture Group	1,149	814	674
Intel Architecture Group	12,234	11,049	9,920

Software and Services Group	240	75	58
All other	373	333	321
TOTAL NET REVENUE	$12,847	$11,457	$10,299

Operating income (loss)
PC Client Group	$3,543	$3,206	$3,087
Data Center Group	1,222	1,426	833
Other Intel Architecture Group	(36)	76	26
Intel Architecture Group	4,729	4,708	3,946

Software and Services Group	(52)	(47)	(44)
All other	(519)	(638)	(454)
TOTAL OPERATING INCOME	$4,158	$4,023	$3,448

Our operating groups shown above are comprised of the following:

  PC Client Group: Delivering microprocessors and related chipsets and motherboards designed for the notebook and desktop (including high-end enthusiast PCs) market segments; and wireless connectivity products.
  Data Center Group: Delivering microprocessors and related chipsets and motherboards designed for the server, workstation, and storage computing market segments; and wired network connectivity products.
  Other Intel Architecture Group consist of the following:
    Intel Mobile Communications: Delivering mobile phone components such as baseband processors, radio frequency transceivers, and power management chips.
    Embedded and Communications Group: Delivering microprocessors and related chipsets for embedded applications.
    Netbook and Tablet Group: Delivering microprocessors and related chipsets for the netbook and tablet market segments.
    Digital Home Group: Delivering Intel Architecture-based products for next-generation consumer electronics devices.
    Ultra-Mobility Group: Delivering low-power Intel Architecture-based products in the next-generation handheld market segment.
  Software and Services Group consists of the following:
    McAfee: A wholly owned subsidiary delivering software products for endpoint security, system security, consumer security, network security, and risk and compliance.
    Wind River Software Group: A wholly owned subsidiary delivering device software optimization products to the embedded and handheld market segments, serving a variety of hardware architectures.
    Software and Services Group: Delivering software products and services that promote Intel Architecture as the platform of choice for software development.

All Other consists of the following:

  Non-Volatile Memory Solutions Group: Delivering advanced NAND flash memory products for use in a variety of devices.
  Corporate: Revenue, expenses and charges such as:
    A portion of profit-dependent compensation and other expenses not allocated to the operating groups.
    Divested businesses and results of seed businesses that support our initiatives.
    Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

INTEL CORPORATION
EXPLANATION OF NON-GAAP RESULTS

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for period to period comparisons in our budget, planning and evaluation processes, and to show the reader how our performance compares to other periods. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Deferred revenue write-down and associated costs: Business combination accounting principles require us to write down to fair values the software license updates; software product and hardware systems support contracts; product support contracts and hardware systems support contracts assumed in our acquisitions. The revenue for these support contracts is deferred and typically recognized over a one year period, so our GAAP revenues for the one year period after the acquisition does not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these support contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with business combinations. Intel records charges relating to the amortization of these intangibles in our GAAP financial statements. Amortization charges for Intel’s acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of Intel’s acquisitions. Consequently, Intel’s non-GAAP adjustments exclude these charges to facilitate an evaluation of Intel’s current operating performance and comparisons to Intel’s past operating performance.

Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Results" in this earnings release for a detailed explanation of the adjustments made to comparable GAAP measures, the ways managment uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

	(In millions, except per share amounts)
	Three Months Ended
	April 2,	Dec. 25,	March 27,
	2011	2010	2010

GAAP NET REVENUE	$12,847	$11,457	$10,299
Adjustment for deferred revenue write-down	30	-	-
NON-GAAP NET REVENUE	$12,877	$11,457	$10,299

GAAP GROSS MARGIN	$7,885	$7,406	$6,529
Adjustment for:
Deferred revenue write-down and associated costs	28	-	-
Amortization of acquisition-related intangibles	74	17	16
Inventory valuation	33	-	-
NON-GAAP GROSS MARGIN	$8,020	$7,423	$6,545

GAAP GROSS MARGIN PERCENTAGE	61.4%	64.6%	63.4%
Adjustment for:
Deferred revenue write-down and associated costs	0.1%	-	-
Amortization of acquisition-related intangibles	0.5%	0.2%	0.1%
Inventory valuation	0.3%	-	-
NON-GAAP GROSS MARGIN PERCENTAGE	62.3%	64.8%	63.5%

GAAP OPERATING INCOME	$4,158	$4,023	$3,448
Adjustment for:
Deferred revenue write-down and associated costs	28	-	-
Amortization of acquisition-related intangibles	110	24	19
Inventory valuation	33	-	-
NON-GAAP OPERATING INCOME	$4,329	$4,047	$3,467

GAAP NET INCOME	$3,160	$3,180	$2,442
Adjustment for:
Deferred revenue write-down and associated costs	28	-	-
Amortization of acquisition-related intangibles	110	24	19
Inventory valuation	33	-	-
Income tax effect	(47)	(8)	(7)
NON-GAAP NET INCOME	$3,284	$3,196	$2,454

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.56	$0.56	$0.43
Adjustment for:
Deferred revenue write-down and associated costs	0.01	-	-
Amortization of acquisition-related intangibles	0.02	-	-
Inventory valuation	0.01	-	-
Income tax effect	(0.01)	-	-
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.59	$0.56	$0.43

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and reconciliations from this outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Results" in this earnings release for a detailed explanation of the adjustments made to comparable GAAP measures, the ways managment uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

	($ in millions)
	Q2 2011 Outlook		2011 Outlook
GAAP NET REVENUE	$12,800	+/- $500
Adjustment for deferred revenue write-down	50
NON-GAAP NET REVENUE	$12,850	+/- $500

GAAP GROSS MARGIN PERCENTAGE	61.0%	+/- a couple percentage points	63.0%	+/- a few percentage points
Adjustment for:
Deferred revenue write-down and associated costs	0.2%		0.1%
Amortization of acquisition-related intangibles	0.8%		0.9%
NON-GAAP GROSS MARGIN PERCENTAGE	62.0%	+/- a couple percentage points	64.0%	+/- a few percentage points